As filed with the Securities and Exchange Commission on July 3, 2001
                                                         Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                        GLOBAL POWER EQUIPMENT GROUP INC.

              Delaware                                 73-1541378
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)


   6120 South Yale, Suite 1480
         Tulsa, Oklahoma                                  74136
(Address of Principal Executive Offices)                (Zip Code)
                        --------------------------------

                                2000 Option Plan
                           (Full title of the plan(s))
                        --------------------------------

                                Larry D. Edwards
                      President and Chief Executive Officer
                        Global Power Equipment Group Inc.
                           6120 South Yale, Suite 1480
                              Tulsa, Oklahoma 74136
                     (Name and address of agent for service)

                                 (918) 488-0828
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                          1155 Avenue of the Americas,
                            New York, New York 10036
                                 (212) 819-8200
                        --------------------------------
                Approximate date of proposed sale pursuant to the
            plan: From time to time after the effective date of this
                             registration statement.
                        --------------------------------




                         CALCULATION OF REGISTRATION FEE
------------------------- ------------------- ----------------------- --------------------------- --------------------
 Title of securities to      Amount to be        Proposed maximum          Proposed maximum            Amount of
     be registered          registered (1)      offering price per     aggregate offering price    registration fee
                                                      share
------------------------- ------------------- ----------------------- --------------------------- --------------------
Common Stock, par value     3,440,257 (2)           $3.90 (2)              $ 13,417,002.30(2)          $3,354.25
    $0.01 per share
------------------------- ------------------- ----------------------- --------------------------- --------------------




(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such indeterminate amount of shares of common stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the 2000 Option Plan.

(2) The offering price is estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum registration fee has been calculated for the common stock that may be issued upon exercise of (a) options that have been granted under the 2000 Option Plan using the exercise price of the issued options and (b) options that may be granted under the 2000 Option Plan using the average of the high and low prices of the Company's common stock as reported by the New York Stock Exchange on June 26, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the instructions in Part 1 of Form S-8, we are not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following are incorporated by reference and made a part of this registration statement:

         (i) our prospectus dated May 17, 2001, filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) on May 21, 2001; and

         (ii) the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on May 18, 2001.

          All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interest of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Officers and Directors

Liability

          Section 102(b)(7) of Delaware's General Corporation Law gives each Delaware corporation the power to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

          o for any breach of the director's duty of loyalty to the corporation or its stockholders;

          o for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of the law;

          o    under  Section  174  of  Delaware's   General   Corporation   Law
               (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

          o for any transaction from which a director derived an improper personal benefit.

          You  should  know  that  our  Amended  and  Restated   Certificate  of
Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware's corporation law.

Indemnification

          Section 145 of Delaware's General Corporation Law grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts.

          Article IV of our Amended and Restated By-Laws provides that we shall, to the full extent permitted by law, indemnify each person who is or was a director, officer, employee or agent of our company and may indemnify each person who is or was serving at our request as a director, officer, employee or agent of or participant in another corporation or of a partnership, joint venture, trust or other enterprise.

          As permitted by Section 102(b)(7) of Delaware's General Corporation Law, Article IX of our Amended and Restated Certificate of Incorporation provides that a director of our company will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of Delaware's General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Article IX also provides that we will indemnify officers, directors, employees and agents of our company to the fullest extent permitted under Delaware's General Corporation Law and advance expenses incurred by such directors, officers, employees and agents in relation to any action, suit or proceeding.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  Exhibits

4.1 Amended and Restated Certificate of Incorporation of Global Power Equipment Group Inc.
4.2      Amended and Restated By-laws of Global Power Equipment Group Inc.
5.1      Opinion of White & Case LLP
23.1     Consent of Arthur Andersen LLP
23.2     Consent of White & Case LLP (contained in Exhibit 5.1 filed herewith)
24       Powers of Attorney (included on signature pages hereto)

Item 9.  Undertakings

         A.       The undersigned registrant hereby undertakes:

                  (1)   To file,  during any period in which offers or sales are
                        being  made,   a  post   effective   amendment  to  this
                        Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 30th day of June, 2001.



                                   GLOBAL POWER EQUIPMENT GROUP INC.



                                   By:/s/ Larry D. Edwards
                                      ----------------------------------------
                                   Name:   Larry D. Edwards
                                   Title:  President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Edwards and James P. Wilson his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits granting unto said attorneys-in-fact and agents, each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (who include a majority of the Board of Directors) in the capacities and on the dates indicated.



Signature                       Title                                  Date
/s/Larry D. Edwards
---------------------      President, Chief Executive Officer      June 30, 2001
Larry D. Edwards           and Director
                           (Principal Executive Officer)

/s/Michael H. Hackner
----------------------     Chief Financial Officer and Vice        June 30, 2001
Michael H. Hackner         President of Finance
                           (Principal Financial and Accounting
                           Officer)

/s/Stephen Eisenstein
----------------------    Chairman of the Board                    June 30, 2001
Stephen Eisenstein

/s/Edgar Hotard
---------------------     Director                                 June 30, 2001
Edgar Hotard

/s/Ira Kleinman
---------------------     Director                                 June 30, 2001
Ira Kleinman

/s/Bengt Sohlen
---------------------     Director                                 June 30, 2001
Bengt Sohlen